Coya Therapeutics Provides a Corporate Update and Reports Unaudited Second Quarter 2024 Financial Results

Houston, TX, August 12, 2024 -- Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance regulatory T cell (Treg) function, provides a corporate update and announces its financial results for the quarter ended June 30, 2024.

Recent Corporate Highlights

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Presented updated biomarker data in late April 2024 at the 2nd Annual Johnson Center Symposium that showed 4-HNE levels were predictive of survival in ALS (Amyotrophic Lateral Sclerosis) patients and are elevated at diagnosis in bulbar vs. limb onset ALS
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Received $5.0 million strategic investment by the Alzheimer’s Drug Discovery Foundation (ADDF) to help support the development of COYA 302 for the treatment of Frontotemporal Dementia (FTD)
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Received $3.85 million from the previously announced First Amendment and License Agreement with Dr. Reddy’s Laboratories, Inc., which is earmarked for funding the first Phase 2 clinical trial of COYA 302 in ALS in the United States. The original agreement was entered into on December 5, 2023
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Announced the publication of a peer-reviewed manuscript titled, “A Phase 1 Proof-of-Concept Study Evaluating Safety, Tolerability, and Biological Marker Responses with Combination Therapy of CTLA4-Ig and Interleukin-2 in Amyotrophic Lateral Sclerosis,” in the medical journal Frontiers in Neurology that showed promising results of clinical efficacy and suppression of biomarkers of oxidative stress, neuroinflammation and neuronal degeneration in patients with ALS at 24 weeks
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Expanded the Company’s research collaboration with the Houston Methodist Research Institute through a sponsored research agreement covering multiple initiatives, including the advancement of multiple patented modalities of exosomes
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We continue to look forward to principal investigator Dr. Alireza Faridar’s presentation of data from the randomized, double-blind, placebo-controlled, investigator initiated, trial in Alzheimer’s disease assessing low dose interleukin-2 (LD IL-2) entitled: “A Phase II Clinical Trial of Interleukin-2 (IL-2) in Patients with Mild to Moderate Alzheimer's Disease.” This study is being conducted by investigators at Houston Methodist Research Institute and is supported by the Gates Foundation and the Alzheimer’s Association. This data will now be presented at a poster presentation in person during the 17th edition of the Clinical Trials on Alzheimer’s Disease Conference (CTAD24), to be held in Madrid (Spain) from October 29 - November 1, 2024

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Announced expansion of pipeline and intellectual property portfolio with the filing of new U.S. patents for COYA 301 in combination with glucagon-like peptide-1 (GLP-1) receptor agonists
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On August 9, 2024, FDA provided feedback that additional non-clinical toxicology/pharmacology data must be submitted prior to initiating our planned randomized, double-blind, placebo-controlled Phase 2 study of our first-in-class biologic combination COYA 302 in patients with ALS. Coya intends to discuss the recommendations with the FDA in 4Q 2024 to align on our revised non-clinical package to enable the implementation of the study

“We bolstered our corporate and strategic efforts in the second quarter of 2024 and continue to expect a busy second half of the year with COYA 302, our ‘Pipeline in a Drug.’ The dual mechanism of action of COYA 302, a combination of our proprietary LD IL-2 and CTLA4-Ig, could prove vital to addressing complex neurodegenerative diseases, such as ALS, AD, FTD, and Parkinson’s disease (PD), that plague millions of people worldwide,” stated Howard Berman, Ph.D., Coya’s Chief Executive Officer. “We believe LD IL-2 enhances and restores Treg function, lowering inflammation, while CTLA4-Ig inhibits other inflammatory cell types that may sustain and create more durable Treg functionality. Together, we believe this novel combination approach could provide a new paradigm of treatment for neurodegenerative diseases.

“In May 2024, we received a $5 million strategic investment by the Alzheimer’s Drug Discovery Foundation (ADDF) that will help fund the development of COYA 302 for the treatment of FTD. The ADDF is aligned with our belief in the value of combination therapies for neurodegenerative diseases. We are evaluating plans for advancing COYA 302 in FTD into clinical trials.

“In addition, in April, Dr. Stanley Appel Chairman of our Scientific Advisory Board, presented data in patients with ALS that correlates biomarker 4-HNE with the rate of progression and survival in patients with ALS. The journal Frontiers in Neurology also published results of a Ph. 1 proof-of-concept study of LD IL-2 and CTLA4-Ig in combination in ALS that highlighted the no disease progression (per the ALSFR-R scale) following treatment for 24 weeks. We believe data from this Phase 1 trial is supportive of COYA 302 as a potential treatment for ALS and submitted an IND to the FDA in the second quarter of 2024. The FDA recently provided feedback that additional non-clinical toxicology/pharmacology data must be submitted prior to initiating our planned randomized, double-blind, placebo-controlled Phase 2 study of our first-in-class biologic combination COYA-302 in patients with ALS. Coya intends to discuss the recommendations with the FDA in 4Q 2024 to align on our revised non-clinical package to enable the implementation of the study.

“In Alzheimer’s disease, the full dataset for the randomized, double-blind placebo-controlled investigator initiated trial assessing LD IL-2 supported by the Gates Foundation and Alzheimer’s Association will be presented as a poster presentation in person during the 17th edition of the Clinical Trials on Alzheimer’s Disease Conference (CTAD24) to be held in Madrid (Spain) from October 29 - November 1, 2024. We expect that data from this trial will help inform us on the path forward with COYA 302 in Alzheimer’s disease. We will also be attending the inaugural ADDF Summit: Advancements in Novel Therapeutics and Combination Therapy being held in Madrid on October 28, 2024 immediately ahead of the CTAD24 conference.

“Lastly, in Parkinson’s disease, we anticipate releasing animal model data highlighting the potential therapeutic effects of COYA 302 by the end of the year.

“Thus, there are plenty of clinical, preclinical and regulatory milestones left to achieve over the next five months that could lead to increased shareholder value. We believe that commercial partnership and license opportunities for COYA 302 outside of ALS still remain, and our cash balance of $36.6 million as of the end of the second quarter provides us the flexibility to seek the best deal(s) possible for our shareholders. I look forward to sharing additional corporate, clinical, and regulatory progress as warranted,” concluded Berman.

Unaudited Financial Results

As of June 30, 2024, Coya had cash and cash equivalents of $36.6 million.

Research and development (R&D) expenses were $4.6 million for the three months ended June 30, 2024, compared to $1.1 million for the three months ended June 30, 2023. The increase was due to a $3.0 million increase in our preclinical expenses primarily due to our preclinical advancement of COYA 302 in ALS, a $0.4 million increase in internal research and development expenses, and a $0.1 million increase in sponsored research.

General and administrative expenses were $2.1 million for the three months ended June 30, 2024, and $1.8 million for the three months ended June 30, 2023, a change of approximately $0.3 million. The increase was primarily due to a $0.4 increase in personnel related expenses related to an increase in stock-based compensation and employee headcount, partially offset by a $0.1 million decrease in professional fees related to costs incurred for the private placement financing in 2023.

Net loss was $2.9 million for the three months ended June 30, 2024, compared to net loss of $3.1 million for the three months ended June 30, 2023. This decrease in net loss was driven largely by collaboration revenue of $3.4 million attributable to our partnership with Dr. Reddy’s and an increase in other income offset by increases in operating expenses noted above.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

COYA 302 – the Company’s lead biologic investigational product or "Pipeline in a Product" – is a proprietary combination of COYA 301 (Coya’s proprietary LD IL-2) and CTLA4-Ig for subcutaneous administration with a unique dual mechanism of action that is now being developed for the treatment of Amyotrophic Lateral Sclerosis, Frontotemporal Dementia, Parkinson’s Disease, and Alzheimer’s Disease. Its multi-targeted approach enhances the number and anti-inflammatory function of Tregs and simultaneously lowers the expression of activated microglia and the secretion of pro-inflammatory mediators. This synergistic mechanism may lead to the re-establishment of immune balance and amelioration of inflammation in a sustained and durable manner that may not be achieved by either low-dose IL-2 or CTLA4-Ig alone.

For more information about Coya, please visit www.coyatherapeutics.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; ; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact
David Snyder
david@coyatherapeutics.com

CORE IR
Bret Shapiro
brets@coreir.com

561-479-8566

Media Contact
Kati Waldenburg

media@coyatherapeutics.com

212-655-0924

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$36,575,089	$32,626,768
Collaboration receivable	-	7,500,000
Prepaids and other current assets	3,311,257	1,069,557
Total current assets	39,886,346	41,196,325
Fixed assets, net	52,269	65,949
Total assets	$39,938,615	$41,262,274

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,883,077	$1,155,656
Accrued expenses	1,003,253	2,973,215
Deferred collaboration revenue	939,035	923,109
Total current liabilities	3,825,365	5,051,980
Deferred collaboration revenue	856,650	574,685
Total liabilities	4,682,015	5,626,665

Stockholders' equity:
Series A convertible preferred stock, $0.0001 par value: 10,000,000 shares authorized, none issued or outstanding as of June 30, 2024 or December 31, 2023	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized; 15,221,308 and 14,405,325 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,523	1,441
Additional paid-in capital	69,055,053	61,501,801
Subscription receivable	-	(11,250)
Accumulated deficit	(33,799,976)	(25,856,383)
Total stockholders' equity	35,256,600	35,635,609
Total liabilities and stockholders' equity	$39,938,615	$41,262,274

CONDENSED UNAUDITED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Collaboration revenue	$3,425,271	$-	$3,552,109	$-
Operating expenses:
Research and development	4,566,152	1,067,952	7,704,311	2,299,664
In-process research and development	—	350,000	25,000	350,000
General and administrative	2,088,404	1,829,553	4,528,245	3,491,097
Depreciation	6,840	6,840	13,680	13,680
Total operating expenses	6,661,396	3,254,345	12,271,236	6,154,441
Loss from operations	(3,236,125)	(3,254,345)	(8,719,127)	(6,154,441)
Other income:
Other income	344,445	158,970	775,534	322,604
Net loss	$(2,891,680)	$(3,095,375)	$(7,943,593)	$(5,831,837)

Per share information:
Net loss per share of common stock, basic and diluted	$(0.19)	$(0.31)	$(0.54)	$(0.59)
Weighted-average shares of common stock outstanding, basic and diluted	14,915,217	9,947,915	14,686,528	9,835,505

CONDENSED UNAUDITED INTERIM STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(7,943,593)	$(5,831,837)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	13,680	13,680
Stock-based compensation, including the issuance of restricted stock	1,097,984	371,497
Acquired in-process research and development assets	25,000	350,000
Changes in operating assets and liabilities:
Collaboration receivable	7,500,000	-
Prepaids and other current assets	(2,241,700)	(35,949)
Accounts payable	716,067	(574,283)
Accrued expenses	(1,883,022)	(1,024,729)
Deferred collaboration revenue	297,891	-
Net cash used in operating activities	(2,417,693)	(6,731,621)
Cash flows from investing activities:
Purchase of in-process research and development assets	(25,000)	(350,000)
Net cash used in investing activities	(25,000)	(350,000)
Cash flows from financing activities:
Proceeds from sale of common stock upon initial public offering, net of offering costs	-	14,250,311
Proceeds from sale of common stock	5,000,000	-
Proceeds from subscription receivable	11,250	-
Payment of financing costs related to the 2023 Private Placement	(131,918)	-
Proceeds from the exercise of stock options	1,975	-
Proceeds from the exercise of warrants	1,509,707	-
Net cash provided by financing activities	6,391,014	14,250,311
Net increase in cash and cash equivalents	3,948,321	7,168,690
Cash and cash equivalents as of beginning of the period	32,626,768	5,933,702
Cash and cash equivalents as of end of the period	$36,575,089	$13,102,392

Supplemental disclosures of non-cash financing activities:
Conversion of convertible preferred stock upon initial public offering	$-	$8,793,637
Conversion of convertible promissory notes upon initial public offering	$-	$12,965,480
Financing costs related to the sale of common stock in accounts payable	$56,332	$-